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                                                                  EXHIBIT 10.7.1

                                LEASE AGREEMENT
                        EARLE FURMAN & ASSOCIATES, INC.

                           PELHAM 85 BUSINESS CENTER
                              TWELVE LOGUE COURT
                          GREENVILLE, SOUTH CAROLINA

     THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 25/th/ day of August, 1999, by and between Robert W. Bruce, individually, and the Camperdown Company, Inc., hereafter called the "LESSOR" and AGW Leasing Company, Inc., hereafter called the "LESSEE"

                                  WITNESSETH
                                  ----------

     For and in consideration of the rent provided herein and the mutual covenants and agreements hereinafter set forth, the parties hereto agree for themselves, their successors and assigns, as follows:

1.   PREMISES.
     --------

     1.1   Description of Premises.  Lessor hereby leases to Lessee, and Lessee
           -----------------------
hereby accepts and rents from Lessor, that certain office/warehouse space (the "Premises") containing a total of approximately 40,000 square feet, located within the building commonly known as Building B (the "Building"), which Building contains a total of approximately 103,426 square feet and is located within the Pelham 85 Business Park (the "Project"), situated in Greenville County, South Carolina and more fully described on Exhibit 1 attached hereto and
                                                   ---------
incorporated herein by reference. The Premises (measured to the dripline) is more particularly shown and outlined in the plan of the Building attached hereto as Exhibit 1(a) and incorporated herein by reference, and is leased to Lessee
   ------------
together with the non-exclusive, irrevocable right to use and occupy, in common with Lessor and other tenants of the Building and the Project, all parking areas, driveways, sidewalks and other common facilities designated by Lessor from time to time in the Project. Lessor hereby designates certain portions of the common area adjacent to and behind the Premises identified on Exhibit 11,(q)
                                                                  --------------
for the exclusive use of the Lessee and approves the installation of fencing by the Lessee to restrict access thereto. Lessee shall have the right to install additional utilities (including telephone utilities and grounding systems) to serve the Premises provided Lessee will bear all the costs of such installation and modifications necessary to install the utilities. Lessor consents to the installation and consents to, grant any easement to the extent necessary to permit the expansion of existing or installation of additional utilities.

     1.2  Construction of Premises.  Lessor shall have no responsibility for the
          ------------------------
construction of any improvements to the Premises.

2.   TERM.  The term of this Lease (the "Term") shall commence on August 16,
     ----
1999, (the "Commencement Date") and shall end at 11:59 p.m. on October 14, 2014 (the "Expiration Date"), unless the Term is otherwise extended or sooner terminated as hereinafter expressly

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provided. As used herein, the term "Lease Year" shall mean each year of the Term commencing on the first day of the first full calendar month following the Rental Commencement Date, or any anniversary thereof, and ending at the expiration of twelve (12) calendar months thereafter.

     2.1  Option.  Lessee shall have the right to extend this Agreement for one
          ------
(1) five-year option beginning immediately after the initial term of this agreement provided Lessee is not in a material default \with any portion of this agreement and provided Lessee gives to Lessor written notice of its intent to extend this agreement at least six (6) months prior to the expiration of the initial term. Rent during the option period shall be at a rent computed by adjusting the monthly rate in effect at the end of the primary term by the lesser of (1) five percent (5%) per year compounded increase or (2) the percentage change during the previous fifteen (15) years in the of Consumer Price Index, as herein defined, as shown by the most recent available published Index preceding the subject lease anniversary date. Consumer Price Index shall mean the Ail Items Index as published by the U. S. Bureau of Labor Statistics.

3.   BASE RENT.  Beginning on the Recital Commencement Date (as hereinafter
     ---------
defined) and continuing throughout the full Term of this Lease, Lessee shall pay to Lessor without notice, demand, reduction, abatement, setoff or any defense, minimum base rent (the "Base Rent") in equal monthly installments, in advance, on or before the first day of each month in accordance with the Base Rent Schedule attached hereto as Exhibit 3 and incorporated herein by reference. The
                            ----------
"Rental Commencement Date" shall be October 15, 1999, If the Rental Commencement Date is a date other than the first day of a calendar month, the Base Rent shall be prorated daily from such date to the first day of the next calendar month and paid on the Rental Commencement Date.

4.   SECURITY DEPOSIT.  Not applicable.
     ----------------

5.   ADDITIONAL RENT.
     ---------------

     5.1  Operating Expenses.  Lessee agrees to pay as Additional Rent b
          ------------------
proportionate share of the amount paid by Lessor during the Term for operation and maintenance of the Project (collectively "Operating Expenses"). Operating Expenses shall include the following: (i) all expenses for operation, repair, replacement and maintenance as necessary to keep the Building and common area of the Project and the grounds, and parking areas associated therewith in good order, condition and repair, including but not limited to, utilities for the common areas of and relating to the Project expenses associated with the driveways and parking areas (including repaving and snow, trash and ice removal), lighting facilities, landscaped areas, walkways, directional signage, curbs, drainage strips, sewer lines, all charges assessed against the Project pursuant to any applicable easements, covenants or development standards. administrative fees (including property management fees) and (ii) all reasonable and customary insurance premiums paid by Lessor with respect to the Project, including public liability insurance. The cost for all capital improvements that would be capitalized or depreciated under generally accepted accounting principles shall not be included in calculating operating Expenses; provided, however, notwithstanding the foregoing, that Operating Expenses shall include amortization of all costs of capital improvements which are for the purpose of reducing Operating Expenses and

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which ultimately result in a reduction in Lessee's proportionate share of
Operating Expenses, but only to the extent of such reduction. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Lessor at its own expense under Section 15.1 of this Lease, operating Expenses shall not include (i) leasing commissions, (ii) Lessor's home office expenses, (iii) cost billed to specific tenants or other third parties,
(iv) costs associated with financing the Building or Project, (v) depreciation, or (vi) costs paid by the proceed of insurance received by Lessor, The proportionate share of Operating Expenses to be paid by Lessee shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Premises bears to the total square footage of the Project (such figure referred to as "Lessee's Operating Expense Percentage"). Lessor shall estimate the total amount of Operating Expenses to be paid by Lessee during each calendar year promptly after the beginning of each calendar year during the Term, and Lessee shall pay to Lessor one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or Part thereof, during the Term. Within a reasonable time after the end of each calendar year, Lessor shall submit to Lessee a statement of the actual amount of Operating Expenses for such calendar year, arid within thirty (30) days after receipt of such statement, Lessee shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Lessor shall, at Lessors option, credit the amount of such Overpayment toward the next installment of Operating Expenses, or refund the amount of such overpayment to Lessee. If the Rental Commencement Date shalt fall on other than the first day of the calendar year, or if the Expiration Date shall fall on other than the last day of the calendar year, Lessee's share of the Operating Expenses for such calendar year shall be apportioned prorata. The estimated operating expenses per square foot for the Premises for the current year are $0.55 per square foot.

     5.2   Real Estate Taxes.  As Additional Rent, Lessee shall pay its
           -----------------
proportionate part of any ad valorem taxes assessed and allocable to Project. The Lessee's proportionate part of the ad valorem taxes shall be a fraction, the numerator of which is the number of square feet of floor area in the Premises herein described and the denominator of which is the total number of rentable square feet of floor area in Building, which Lessor and Lessee hereby acknowledge to be 103,426 square feet. Lessor shall provide evidence of such ad valorem taxes to the Lessee and the additional rent shall be paid upon thirty
(30) days written notice to Lessee of the amount due or at Lessor's option the additional rent due hereunder shall be estimated and paid in advance in equal monthly installments on the first day of each calendar month and adjusted within sixty (60) days after the close of each calendar year. If the term of this Lease shall begin on and/or terminate at a time other than the beginning (or ending as the case may be) of a tax year, a proper apportionment of said real estate taxes for the year shall be made to cover the fraction of a year included with in the Term of this Lease.

     Ad valorem tax increases attributable to Lessee's improvements shall be the expense of Lessee alone.

     5.3   Other Additional Rent Provisions.  Any amounts required to be paid by
           --------------------------------
Lessee under this Section 5 and any charges or expenses incurred by Lessor on behalf of Lessee shall be considered "Additional Rent" payable in the same manner and upon the same terms and

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conditions as the Base Rent hereunder. Any failure on the part of Lessee to pay such Additional Rent when and as the same shall become due shall entitle Lessor to the remedies available to it for non-payment of Base Rent Lessee's obligations for payment of Additional Rent shall begin to accrue on the Rental Commencement Date. As used in this Lease, the term "Rent" shall include Base Rent and Additional Rent, except as otherwise expressly provided to the contrary.

6    LATE PAYMENTS.  All unpaid Rent and other sums of whatever nature owed by
     -------------
Lessee to Lessor under this Lease and remaining unpaid fifteen (15) business days after the due date shall bear a late penalty equal to five (5%) percent of the amount due. Acceptance by Lessor of any payment from Lessee hereunder in an amount less than that which is currently due shall in no way affect Lessor's rights under this Lease and shall in no way constitute an accord and satisfaction.

7.   UTILITIES AND SERVICES.  As of the Rental Commencement date, the Premises
     ----------------------
will be separately metered for utilities. Except as expressly set forth in this Lease, Lessee shall pay for all utilities or services related to its use of the Promises including, but not limited to, electricity, gas, heat, water, sewer, telephone and janitorial services, together with all deposits and fees in connection therewith. If Lessee fails to pay any utility (excepting telephone) bills or charges, Lessor may, at its option, upon reasonable notice to Lessee pay the same and in such event, the amount of such payment, together with interest thereon at twelve percent (12%) from the date of such payment by Lessor, will be added to Lessee's next due payment as Additional Rent. Lessor shall not be responsible for the stoppage or interruption of utilities services nor shall Lessor be liable to Lessee or any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Premises (except to the extent of liability or casualty insurance proceeds actually recovered by Lessor or paid on account of Lessor), or for any damage occasioned by water coming into the Premises or arising from the acts or neglects of occupants of adjacent property, unless the same is caused by the negligent or willful misconduct of Lessor.

8.   TAXES.  Lessee shall pay any taxes, documentary stamps or assessments of
     -----
any nature imposed or assessed upon Lessee's occupancy of the Premises or upon Lessee's furniture, furnishings, trade fixtures, equipment machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Lessee Promptly as all such taxes or assessments may become due and payable without any delinquency. If applicable in the jurisdiction where the Premises are located, Lessee shall pay and be liable for all rental tax (only to the extent such rental tax is levied in lieu of ad valorem property taxes against: the Premises), sales, use and inventory taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such Payments to be in addition to all other payments required to be paid Lessor by Lessee under the terms of this Lease. Such payment shall be ma i de by Lessee directly to such governmental body if billed to Lessee, or if billed to Lessor, such payment shall be paid concurrently with the payment of the Base Rent. Additional Rent, or such other charge upon which the tax is based, all as set forth herein. Notwithstanding the foregoing, Lessee shall have the right, at its sole cost and expense, to contest any tax contemplated by this Section 8 provided that (i) Lessee shall send Lessor notice of Lessee's intent

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to contest such taxes, and (ii) upon contesting the amount of such taxes, Lessee shall deposit the amount of such taxes into an escrow account reasonably acceptable to Lessor.

9.   LESSEE IMPROVEMENTS.  Lessee's Improvements will be in compliance with
     -------------------
Title 111 of the Americans With Disabilities AM Public Law 101-336.

10   ALTERATIONS AND IMPROVEMENTS BY LESSEE.
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     10.1   Lessor's Consent Required.  Lessee shall not make or permit to be
            -------------------------
made any structural changes, alterations, additions or improvements to the Premises ("Lessee Alteration") without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld conditioned or delayed. If Lessor fails to reject any requested Lessee Alteration within thirty (30) days after Lessor's receipt of detailed and final plans, specifications or drawings depicting the desired Lessee Alteration, such requested Lessee Alteration shall be deemed approved in accordance with the plans, specifications or drawings submitted by Lessee. Further, Lessor shall have the right to approve the general contractor to be used by Lessee in connection with such structural work which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessee shall be permitted to make nonstructural changes, alterations or improvements to the Premises without Lessor's prior consent, provided Lessee shall deliver to Lessor a copy of all plans for non-structural work and shall comply with the requirements of Sections 10.2 and 10.4.

     10.2   Requirements.  In the event Lessee desires to make any Lessee
            ------------
Alteration, Lessee shall, prior to the commencement thereof, furnish Lessor with an original Builder's Risk policy of insurance in form and amount of coverage reasonably acceptable to Lessor, showing Lessee as named insured and Lessor as loss payee, all Lessee Alterations shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first class materials.

     10.3   Lessor's Property on Expiration.  All Lessee Alterations, including,
            ------------------
but not limited to, all walls, railings, carpeting, floor and wall coverings and other permanent real estate fixtures (excluding, however, Lessee's trade fixtures and equipment including Lessee's telecommunications switch and related equipment) made by, for, or at the direction of Lessee, shall when made, become the property of Lessor and shall remain upon the Premises at the expiration or earlier termination of this Lease; provided, however, that if Lessor at the time of giving its approval to any lessee Alteration notifies Lessee that approval is conditioned upon restoration, then prior to the expiration of the Term of this Lease, Lessee shall, at its sole cost and expense, remove such Lessee Alterations and restore the Premises to its condition prior to the marking of such Lessee Alteration.

     10.4   Protection Against Liens.  Lessee shall post a large and conspicuous
            ------------------------
notice that the Lessor is not responsible for the materials and labor furnished to the Lessee and shall otherwise comply with the provisions of Section 29-6-80, Code of Laws of South Carolina, 1976, as amended to protect the Lessor from
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liability for any mechanic liens which may result from the Lessee's work.
Lessee agrees to keep the Premises free and clear of all mechanic liens.  In the

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event that a lien is filed against the Premises or the Lessors property as a result of labor or material supplied to the Premises at the request . of Lessee, the Lessee agrees to within 80 days either obtain the release and discharge or bond off of such mechanic lien. In the event that the Lessee shall fail to discharge or bond off such lien within such period of time, the Lessor shall have the right to either discharge or bond such lien and Lessee shall immediately reimburse Lessor for all costs and expenses relating thereto, In all events, the Lessee shall be responsible for all expenses incurred by the Lessor as a result of the filing of a mechanic's lien against the Premises, including reasonable attorney fees and expenses.

11   USE OF PREMISES.  Lessee shall use the Premises only for the storage,
     ---------------
operation and maintenance of telecommunications equipment, including a telecommunications switch, general office or warehouse purposes including packaging and distribution of containers and any incidental sale of equipment and shall comply with all laws, ordinances, orders, rules and regulations (including without limitation the zoning classifications existing as of the Rental Commencement Date) of any lawful governmental authority, agency or other public or private regulatory authority having jurisdiction over the Premises, without limiting the generality of the above provision, the Premises shall not be used for the treatment storage, use or disposal of toxic or hazardous waste or substances, or any other substance, that is prohibited, limited or regulated by any governmental or quasi-governmental authority, except as permitted by applicable law. Notwithstanding the foregoing, Lessee shall have the right to use ordinary cleaning supplies and solvents in the ordinary course of business and to store and handle any other substance and material in compliance with applicable law. Lessee shall save Lessor harmless from any penalties, fines, costs, expenses or damages resulting from failure so to comply. Lessee or Lessor shall not do any act or follow any practice relating to the promises which shall constitute a nuisance or detract in any way from the reputation of the Project as a first class office/warehouse development. Lessees duties in this regard shall include making arrangements at Lessee's expense for the proper storage and timely disposition of garbage and refuse, and allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises.
Lessee shall save Lessor harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Lessee to comply with the provisions of this Section 11. Notwithstanding the foregoing provisions of this Section 11, with respect to the exterior of the Buildings and the common areas of the Project, Lessor shall comply with all laws, ordinances, orders, rules and regulations (including without limitation, the zoning classifications existing as of the Rental Commencement Date) of any lawful authority having jurisdiction over the Project.

12.  LESSOR'S RESERVATION OF RIGHTS.  Lessor reserves the right to change the
     ------------------------------
name or address of the Project; to install and maintain a sign or signs on the exterior of the Project, to grant to other tenants of the Project a nonexclusive, revocable license to use and occupy, in common with Lessor, the common areas of the Project, parking facilities, paved areas and drives, landscaping and such other common facilities as may be designated from time to time by Lessor: and to designate certain portions of such common areas of the Project adjacent to promises leased to individual tenants as being for the exclusive use of that tenant,. so long as such designation does not materially affect the use and enjoyment or the common area and premises by other tenants.

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13.  INSURANCE.
     ---------

     13.1  Required Coverage.  Lessee covenants and agrees that from and after
           -----------------
the date of occupancy by the Lessee, Lessee will carry and maintain, at its sole cost and expense, the insurance required under Section 13.1 (a) and 13,1(b) below. All such policies of the insurance shall be issued in form acceptable to Lessor by insurance companies with a rating of not less than "A", if available, in the most current available Best's Insurance Reports, and licensed to do business in the state in which the Building is located, Throughout the Term of this Lease, Lessee shall carry and maintain the following types of insurance:

     (a) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Lessee's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limit amounts not less then $1,000,000.00 and to have general aggregate limits of not less than $1,000,000.00 for each policy year. The insurance coverage required under this Section 13.1 (a) shall, in addition, extend to any liability of Lessee arising out of the indemnities provided for in Section 14 and, if necessary, the policy shall contain a contractual endorsement to that effect The general aggregate limits under the Commercial General Liability insurance policy or policies must apply separately to the Premises and to Lessee's use thereof (and not to any other location or use of Lessee) and such policy shall contain an endorsement to that effect. Notwithstanding the foregoing, Lessee shall have the right to carry the liability insurance provided above in the form of a blanket insurance policy, covering additional items or locations or insureds, provided, however, that, (1) Lessor, and any other parties in interest designated by Lessor to Lessee, from time to time, shall be named as additional insureds thereunder as its interests may appear, (2) the coverage afforded Lessor and such other parties designated by Lessor will riot be reduced or diminished by reason of use of such blanket policy of insurance, and (3) any such policy shall provide, at a minimum, for the minimum liability limitations hereinabove provided in this Section 13 with respect to Lessee's interests in and to the Premises and the Project.

     (b) Insurance covering all of the items included in Lessee's leasehold improvements, heating, ventilating and air conditioning equipment, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief.

     13.2  Policy Requirements.  Each of Lessee's insurance policies required
           -------------------
above shall: (i) name Lessor, as well as any mortgagee or ground lessor of Lessor, of whom Lessor hag notified Lessee, as an additional insured and the coverage described in Section 13.1(b) shall also name Lessor as loss payee; (ii) provide that a certificate evidencing such insurance shall be delivered to Lessor prior to possession of the Premises by Lessee and thereafter within thirty (30) days prior

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to the expiration of each such policy, and, as often as any such policy shall expire or terminate; (iii) contain a provision that the insurer will give to Lessor and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and (N) be written as a primary policy which does not contribute to and is not in excess of coverage which Lessor may carry. Notwithstanding the provisions of subparagraph
(iii) of the preceding sentence, Lessee shall be responsible for providing Lessor with at least twenty-five (25) days notice in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance.

     13.3  Waiver of Subrogation.  Lessor and Lessee hereby waive any rights
           ---------------------
each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance, and to the extent of recovery under valid and collectible policies of such insurance, provided that such waiver doer, not invalidate such policies or prohibit recovery thereunder, and provided that the other party can obtain a waiver in all policies carried by such party without incurring unreasonable additional cost. The parties hereto each on behalf of their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, Waiver any right of subrogation that such insurers may have against Lessor or Lessee, as the case may be.

     13.4  Lessor's Insurance.  Lessor shall maintain and pay for fire
           ------------------
insurance with extended coverage, covering the Building, including the Premises, in an amount not less than the amount equal to the Replacement Cost of the Improvements; provided, however, such coverage shall not include any furniture, furnishings, trade fixtures, equipment, machinery, inventory, merchandise or any other personal property of Lessee in the Premises, Lessor shall also maintain commercial general liability insurance covering the Building having general aggregate limits of not less than $1,000,000,00.

14. INDEMNIFICATION. Lessee shall defend, indemnify and hold harmless the Lessor from and against any claims, damages, or expenses, whether due to damage to the Premises, claims for injuries to persons or property, or administration or criminal action by a governmental authority, where such claims arise out of or from use or occupancy of the Premises by Lessee, its agents, employees or invitees, except where such damage, claims or penalties are caused by negligence of Lessor, its employees or agents.

     Lessor shall defend, indemnify and hold harmless Lessee from and against any claims, damages, or expenses, whether due to damage to the Premises, claims for injuries to persons or property, or administration or criminal action by a governmental authority, where such claims arise out of or from the gets or omissions of Lessor, its agents. employees or invitees.

15.  MAINTENANCE AND REPAIRS.
     -----------------------

     15.1  Lessor. During the Term of the Lease, Lessor shall be responsible
           ------
for repairs, replacement and maintenance to the roof, exterior walls, structural portions, including foundation

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and subflooring, of the Premises, and the common areas of the Project. If the cause of such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Lessee, its employees or agents, and the expense of such repairs or replacements are not fully covered and paid by Lessor's insurance, then Lessee shall pay Lessor the full amount of expenses not covered. Lessor's duty to maintain, repair and replace as prescribed in this
Section 15.1 shall be Lessee's sole remedy and shall be in lieu of all other warranties or guaranties of Lessor, express or implied, except to the extent any damage to Lessee's property is a result of Lessor's negligent failure to repair, replace or maintain as expressly required under this paragraph 15. 1.

     15.2  Lessee.  Lessee shall be responsible for the repair, replacement and
           ------
maintenance in good order and condition of all parts and components of the Premises, other than those specified for maintenance by Lessor above, including, without limitation, the plumbing, wiring, electrical systems, heating systems, air conditioning systems, glass and plate glass, equipment and machinery constituting fixtures, unless such repairs or replacements are required primarily as a result of the negligence or willful misconduct of Lessor, its employees, invitees or licensees in which case, if such repairs or replacements are not fully covered and paid by Lessee's insurance, then Lessor shall pay the Lessee the full amount of expenses not covered. Lessee's duty to maintain the heating and air conditioning systems shall specifically include tie duty to enter into and maintain at Lessee's sole expense during the entire Term of this Lease a contract for the routine and periodic maintenance and regular inspection of such heating and air conditioning systems, the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer's standards and recommendations. Lessee shall provide Lessor a copy of said HVAC maintenance contract within thirty (30) days of occupancy and upon each renewal of said maintenance agreement. Such contract shall (i) be with a reputable contractor reasonably satisfactory to Lessor, (ii satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturers warranties in full force and affect, and (iii) provide that in the event this Lease expires or is earlier terminated for any reason whatsoever that said contract shall be immediately terminable by Lessor or Lessee without any cost expense or other liability on the part of Lessor. In the event Lessee falls to perform its obligations under this paragraph in a prompt manner, Lessor shall give Lessee ten (10) days' prior written notice to perform such obligations, and thereafter, if Lessee fails to perform such obligations within said ten (10) day period, or if the performance of such obligations will take more than ten (10) days to complete, and Lessee fails to commence performance of such obligations within ten (10) days of Lessors written notice or if Lessee fails to promptly and diligently pursue the performance of such obligation until completion, Lessor shall have the right to perform such obligations on behalf of Lessee, in which event the cost of such performance, together with a service charge equal to fifteen percent (15%) of such cost shall be due and payable by Lessee to Lessor immediately upon demand as Additional Rent hereunder.

16.  TRADE FIXTURES AND EQUIPMENT.  Any trade fixtures or equipment installed
     ----------------------------
by Lessee in the Premises at Lessee's expense shall remain Lessee's personal property and Lessee shall have the right at any time during the Term of this Lease to remove such fixtures or equipment. Upon removal of any fixtures or equipment Lessee shall immediately restore the Premises to substantially the same condition as they were when received by Lessee, ordinary

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wear and tear, fires, and acts of God alone excepted. Upon termination or expiration of this Lease, Lessee shall have fifteen (15) days after the effective date of such termination to remove any of Lessee's trade fixtures and equipment from the Promises and repair all damage to the premises caused by such removal in which event Lessee shall be obligated to pay Rent at the then-current per them rate for every day Lessee fails to remove such fixtures or equipment after the expiration or effective termination date of this Lease. In addition, notwithstanding any such termination or expiration, the indemnifications of Lessor or Lessee provided in this Lease shall expressly survive such termination of this Lease.

17.  DAMAGE OR DESTRUCTION OP PREMISES.  In the event of total or partial
     ---------------------------------
destruction of the Premises by fire or other casualty insured by Lessor, Lessor agrees to promptly restore and repair the Premises (to the same level of finish as existed prior to Lessee's occupancy) at Lessors expense to the extent Lessor receives insurance proceeds therefor. Rent shall proportionately abate during the time that the Premises or any part thereof are unusable by reason of such damage thereto. Except as provided herein, damage to or destruction of all or any portion of the Premises by fire or by any other cause shall not terminate this Lease, nor entitle Lessee to surrender the Premises nor in any way affect Lessee's obligation to pay the Rent and other sums payable hereunder.

     Lessor shall notify Lessee with ten (10) business days of an event causing a total or partial destruction of the Premises, (a) that its insurance proceeds will be sufficient for Lessor to fulfill ft obligations to repair and restore the Premises (to the same level of finish as existed prior to Lessees occupancy) under this section; (b) if the insurance proceeds are not sufficient to repair or restore the Premises, whether Lessor intends to repair and restore the Premises; and (c) the time frame in which such repairs and restoration will be completed, if Lessor notifies Lessee that its insurance proceeds will not be sufficient to fulfill Lessor's obligations to restore and repair the Premises and Lessor has elected not to repair or restore the Premises or that the time frame for completion of the repairs or restoration will exceed 90 days, Lessee shall have the option to: (a) terminate the Lease; or (b) make the repairs and restore the Premises. If Lessee elects to repair and restore the Premises, Lessor shall pay to Lessee all insurance proceeds received by the Lessor for such repairs and restoration. if those proceeds are insufficient to cover Lessee's costs, Lessee will be entitled to offset any costs of the repairs and restoration until the costs are recovered in full by the Lessee.

18.  CONDEMNATION.  If all of the Premises or the Project is taken or condemned
     ------------
for a public or quasi-public use, or if a material portion of the Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Lessee, in the reasonable judgment of Lessee and Lessor, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor and the date on which Lessee is deprived of possession of the Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Lessee to Lessor to that date, all Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Lessor to Lessee, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent under this Lease which has accrued on or prior to such termination date shall survive.

If only part of the Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate as provided above, Lessor to the extent of the award it receives, shall restore the Premises to a condition and to a size as nearly comparable as; reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable abatement of the Rent according to the value of the Premises before and after the taking. Pending such determination, if Lessee is entitled to a refund because of an overpayment of Rent, Lessor shall make the same! promptly, or in lieu thereof credit the amount thereof to future installments of Rent as they become due at Lessee's option. Lessor shall be entitled to receive the entire award in any proceeding with respect to any taking, without deduction therefrom for any estate vested in Lessee by this Lease, and Lessee shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Lessee from making a separate claim, against: the condemnor, to the extent permitted by law.

19.  GOVERNMENTAL ORDERS.  Lessee agrees, at its own expense, to comply
     -------------------
promptly with all requirements of any legally constituted authority made necessary by reason of Lessee's use or occupancy of the Premises, including filing for Lessee's Occupancy Permit, unless such requirements are being contested by Lessee in good faith and upon advice of counsel in which event Lessee shall comply as obligated by the result of any such contest. Lessor agrees to comply promptly with any such requirements if not made necessary by reason of Lessee's occupancy. It is mutually agreed however, between Lessor and Lessee, that if in order to comply with such requirements, the parties shall have the following rights, (1) if the costs of compliance with the requirements are imposed on the Lessee, the Lessee shall have the right to terminate the Lease by giving Lessor twelve (12) months prior written notice; (2) if the costs of compliance are imposed on the Lessor, the Lessor will pursue all available legal remedies to challenge the imposition of the requirements or reduce the costs of compliance; (3) if the Lessors challenge is unsuccessful, the parties will use their best efforts to modify the Lease to comply with the applicable requirements and to preserve to the extent possible the economic arrangements set forth in the Lease; (4) if despite the efforts of the parties pursuant W this section the costs of compliance with the requirements exceed the then current year's Base Rent: (a) the Lessor shall have the right to terminate the Lease by giving Lessee twelve (12) months prior written notice; and (b) the Lessee shall have the right to terminate the Lease by giving Lessor twelve (12) months prior written notice.

20.  LESSOR'S ACCESS TO PREMISES.  Lessors property manager and Lessor's
     ---------------------------
officers and authorized employees, or any other party authorized by Lessor of whom Lessee has received prior notice and to whom Lessee has not objected, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purpose of making repairs. Lessor's representatives shall only enter the Premises while an authorized representative of Lessee is present except in the case of an emergency, Lessor shall give Lessee reasonable prior written notice not less than two (2) days in advance of Lessor's intended entry upon the Premises. Further, during the last six (6) months of the Term Lessor and those persons authorized by it shall have the right during business hours and upon reasonable notice to show the Premises to prospective tenants.

21.  LESSEE DEFAULT.
     ---------------

     21.1   Events of Default.  Upon the occurrence of any one or more of the
            -----------------
following events (the "Events of Default") by the Lessee, the Lessor shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be: (I) Lessee's failure to pay when due any rental or other sum of money payable hereunder if such failure is not cured within fifteen (15) days after written notice thereof, (ii) Lessee's failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof or, if such failure is not capable of being remedied within thirty (30) days, if Lessee does not commence such remedy within thirty (30) days and thereafter diligently pursue it to completion; (M) Lessee shall become bankrupt or insolvent or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment, of a receiver or trustee for all or substantially all of its assets, and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if such Lessee makes an assignment for the benefit of creditors, or petitions for or enters into such an arrangement.

     21.2   Lessor's Remedies.  In addition to its other remedies, Lessor, upon
            -----------------
an Event of Default by Lessee, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease.
In the event of an election of termination by Lessor, Lessor may recover from Lessee damages, including the costs of recovering the Premises, and Lessee shall remain liable to Lessor for the total annual rental (which may at Lessor's election be accelerated to be due and payable in full as of the date of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Lessee hereunder for the remainder of the Term less the rentals actually received from any reletting. If any Rent owing under this Lease is collected by or through an attorney, Lessee agrees to pay Lessor's reasonable attorneys fees to the extent allowed by applicable law.

     22.    LESSOR DEFAULT.  In the event that the Lessor shall breach its
            --------------
obligations under this Lease, the Lessee shall give the Lessor written notice and thirty (30) days to cure such default. In the event the Lessor shall fall to cure such default within the 30 day period, the Lessee shall have the right to exercise any rights or remedies available in this Lease, at law or in equity.

     In any action which may be brought to enforce the provisions of this Lease, the prevailing party in such action shall be entitled to receive from the other party all costs and expenses, including attorneys' fees, incurred by the prevailing party in such action.

23.  SUBORDINATION AND ATTORNMENT.  This Lease is subject: and subordinate to
     ----------------------------
any and all deeds to secure debt, mortgages, deeds of trust or other security instruments ("Security Instruments") now or hereafter placed on the property of which the Premises are a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; provided. however, in each case the holder of any Security Instrument shall agree that this Lease shall not be divested by foreclosure or other default proceedings thereunder so long as no Event of Default by Lessee shall then be existing under the terms of this Lease and that such holder or acquirer shall be bound hereby and responsible to perform all obligations of

Lessor under this Lease. However, if requested by Lessor, Lessee shall promptly execute and deliver to Lessor any such certificate or certificates reasonably acceptable to Lessee as Lessor may reasonably request evidencing subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust, so long as such certificate also evidences the within nondisturbance agreement. Provided such holder or acquirer shall so agree as provided in the first sentence of this Paragraph 24, Lessee shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a Security Instrument and shall attorn to the mortgagee, trustee or beneficiary of such Security Instrument, and their successors or assigns, and to the transferee under any foreclosure or default proceedings. Lessee will, upon request by Lessor, execute and deliver to Lessor or to any other person designated by Lessor, any instrument or instruments in form and content reasonably acceptable to Lessee evidencing its agreement to so attorn and perform under this Lease, so long as such instrument also evidences the within non-disturbance agreement


24.  ASSIGNMENT AND SUBLETTING.  Lessee shall not assign, sublet mortgage,
     -------------------------
pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, without the prior written consent of Lessor whose consent shall not be unreasonably withheld; provided, however, that Lessee shall have the right, upon prior written notice to Lessor, to assign this Lease to a parent, affiliate or subsidiary corporation of Lessee and to SprintCom, Inc., its successors, affiliates and related parties.. If Lessee makes any assignment, mortgage, sublease or pledge of this Lease or the Premises, Lessee will still remain liable for the performance of all terms of this Lease and any rental or any fees or charges received by Lessee in excess of the Rent payable to Lessor hereunder shall be also paid to Lessor as Additional Rent under this Lease, unless Lessee is expressly released in writing by Lessor. Lessor agrees to release Lessee from all liability hereunder Upon an assignment of this Lease to: (1) an entity to whom this Lease may be assigned by Lessee upon notice to the Lessor or (2) a future Lessee with comparable creditworthiness to the Lessee or at least $25 Million in net worth.

25.  TRANSFER OF LESSOR'S INTEREST.  If Lessor shall sell, assign or transfer
     -----------------------------
all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Lessor hereunder and provides Lessor and Lessee with proof of adequate insurance (which covers the risk and liabilities and is not less in covered amounts than Lessors Insurance) at the time of such transfer, then Lessor shall thereupon be released or discharged from all covenants and obligations hereunder, and Lessee shall look solely to such successor in interest for performance of all of Lessor's obligations; provided, that the Lessor shall not be relieved of its liability, if any, to the Lessee for acts or omissions that occurred prior to the transfer. Lessees obligations under this Lease shall in no manner be affected by Lessor's assignment hereunder, and Lessee shall thereafter attorn and look solely to such successor in interest as the Lessor hereunder.

26.  COVENANT OF QUIET ENJOYMENT.  Lessor represents that it has full right
     ---------------------------
and authority to lease the Premises and that Lessee shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as it does not default in the performance of any of the terms hereof.

27.  ESTOPPEL CERTIFICATES.  Within ten (10) days after a request by Lessor or
     ---------------------
any mortgagee or ground lessor of Lessor, Lessee shall deliver a written estoppel certificate, in form supplied by or acceptable to Lessor, certifying any facts that are then true with respect to this Lease, including, but not limited to, that this Lease is in full force and effect, that no default exists on the part of Lessor or Lessee, that Lessee is in possession, that Lessee has commenced the payment of Rent, and that there are no defenses or offsets claimed by Lessee with respect to payment of Rent under this Lease or, if such defense or offsets existing forth the same. Likewise, within ten (10) business days after a request by Lessee. Lessor shall deliver to Lessee a similar estoppel certificate covering such matters as are reasonably required by Lessee.

28.  FORCE MAJEURE.  In the event Lessor or Lessee shall be delayed, hindered
     -------------
or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond their control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be excused as necessary to complete performance after the delay period, However, the provisions of this Section 28 shall in no way be applicable to the obligations of Lessee or Lessor to pay, repay or reimburse any sums, monies, costs, charges or expenses owing from one to the other under this Lease, including without limitation, Lessee's obligations to pay Rent hereunder.

29.  REMEDIES CUMULATIVE - NON-WAIVER.  Unless otherwise specified in this
     --------------------------------
Lease, no remedy of Lessor or Lessee shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available Under this Lease or at law or in equity may be exercised by Lessor or Lessee from time to time as often as the need may arise. No course of dealing between Lessor and Lessee, or any delay or omission of Lessor or Lessee in exercising any right arising from the other party's default, shall impair such right or be construed to be a waiver of default.

30.  HOLDING OVER.  If Lessee remains in possession of the Premises or any
     ------------
part thereof after the expiration of the Term this lease, whether with or without Lessor's acquiescence, Lessee shall be deemed only a tenant-at-sufferance and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. During any such period, the Rent hereunder shall be an amount equal to one hundred thirty-five percent (135%) of the Rent payable during the last Lease Year of the Term of this Lease.

31.  NOTICES.  Any notice allowed or required by this Lease shall be in
     -------
writing, and shall be deemed effective upon receipt (of refusal of receipt) by the addressee thereof when sent by either (i) United States mail, via certified mail or registered Mail, return receipt requested, With proper postage prepaid, or (ii) nationally recognized overnight courier (for example, Federal Express). Notices shall be addressed as follows:

          AS TO LESSOR:

          Mr. Robert W. Bruce
          P. 0. Box 601
          Greenville, South Carolina 29602

          Also

          Camperdown Company, Inc.
          P. 0. Box 1,36
          Greenville, South Carolina 29502
          Attn; Robert W. Bruce, President

          Also

          Earle Furman & Associates, Inc.
          Attn: J. Earle Furman, Jr.
          669 North Academy St.
          Greenville, South Carolina 29601


          AS TO LESSEE:

          AirGate PCS, Inc.
          Harris Tower
          233 Peachtree Street NE
          Atlanta, GA 30303
          Attn: Vice President of Engineering and Operations

The addresses of Lessor and Lessee and the party, if any, to whose attention a notice or copy of some shall be directed nay be changed or added from time to time by either party giving notice to the other in the prescribed manner. Upon request, Lessee shall also send a copy of all notices from Lessee to any mortgagee or ground lessor of Lessor; provided, however, that in no event shall Lessee be required to send more than two (2) additional notices to any mortgagees or ground lessors.

32.  LEASING COMMISSION.  Lessor and Lessee represent and warrant each to the
     ------------------
other that they have not dealt with any broker or other person claiming any entitlement to any commission in connection with this transaction except Earle Furman & Associates, Inc. (and ICON Commercial as cooperating broker) ("Broker"). Lessor and Lessee agree to indemnity and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys' fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease except as to Broker or Brokers herein identified. Lessor agrees to be responsible for the leasing commission due Broker(s) pursuant to a separate written agreement between Lessor and Broker, and to hold Lessee harmless respecting the same.

33.  Intentionally omitted.

34.  SURRENDER OF PREMISES.  At the expiration or earlier termination of the
     ---------------------
Term of this Lease. Lessee shall surrender the Premises and, subject to the terms of this Lease, all improvements, alterations and additions thereto, and keys therefor to Lessor, clean and neat, and in the same condition as at the rental Commencement Date, natural wear and tear and Items to be maintained by Lessor pursuant to Paragraph 15.1 hereof excepted.

35.  ENVIRONMENTAL MATTERS.
     ----------------------

     35.1 Lessee hereby agrees to indemnify and hold lessor harmless from and against any and all claims, liabilities, and costs, (including reasonable attorney's fees) relating to the use of the Premises by the Lessee which is caused by the use, storage, release, disposal, or generation by Lessee or its agents, employees, contractors, or invitees (but not by others) of any Hazardous materials (as hereinafter defined) in, on, or about the Project or the Premises.

     35.2 If the Lessee shall become aware of, or have reasonable cause to believe, that any Hazardous Materials have come to be located on or beneath the Premises or Property in amounts greater than permitted by law, the Lessee shall give written notice of such condition to the Lessor, In addition, the Lessee shall immediately notify the Lessor in writing of (i) any governmental or regulatory action instituted or threatened relating to any Hazardous Materials on or about the Premises; (ii) any claim made or threatened by any person relating to any Hazardous Materials that have come to be located in or on the Premises or the Property; (iii) any reports Made to any local, state or federal environmental agency arising out of or in connection with any Hazardous Materials in or on the Promises or the Property, including any complaints, notices, warnings, or asserted violations in connection therewith, of which the party becomes aware.

     35.3 As used in this Agreement, the term "Hazardous Materials" means any substance, material, or waste now or hereafter determined by any federal, state or local governmental authority to be capable of posing a risk of injury to health, safety, or property. As used in this Agreement, the term "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment health, safety or Hazardous Materials.

36.  NO REPRESENTATIONS.  Neither Lessor nor Lessor's agent has made any
     ------------------
representations or promises, except such as are contained herein or endorsed hereon, to the Lessee respecting the condition of the Demised Premises or any other matter or thing relating to the Demised Premises or the Lease. The taking possession of the Demised Premises by the Lessee shall be conclusive evidence against the Lessee or anyone holding under this Lease that the Demised Premises were in good and satisfactory condition when possession of the Demised

Premises was so taken; subject to punch list hems and latent defects, each of which shall be repaired promptly by Lessor at Lessor's expense.

37.  PARKING.  The Lessee, its employees, visitors and guests are authorized
     -------
to make reasonable use of the parking facilities which form part of the Project, subject to posted rules and regulations and at the sole risk of each driver and user of said facility, but in all events free of charge, Lessee shall cooperate with the Lessor in limiting the use of said parking facility by Lessee, its employees, guests and visitors to the approximate proportionate share in relationship to the Premises which is one parking space per one thousand (1,000) square feet of Premises. The parking facility shall not be used for the storage of abandoned or defective vehicles or for any other purpose except transient parking. Neither Lessee nor Lessee's employees, officers, agents, guests, invitees or other persons visiting the Premises shall have any rights to any particular parking space or spaces, and no special markings or signs may be placed on any parking spaces by Lessee. A minimum of 30 parking spaces will be provided.

38.  MISCELLANEOUS.
     --------------

     38.1  Evidence of Authority.  If requested by either party, the other party
           ---------------------
shall furnish appropriate legal documentation evidencing the valid existence and good standing of such other party and the authority of any parties signing this Lease to W for such other party.

     38.2   Nature and Extent of Agreement.  This Lease, together with all
            ------------------------------
exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreement pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, arid nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein.

     38.3   Binding Effect.  This Lease shall be binding upon and shall inure to
            --------------
the benefit of the parties hereto and their respective heirs, successors and assigns, This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. This Lease shall not be binding on Lessor until executed by Lessor and delivered to Lessee.

     38.4   Captions and Headings.  The captions and headings in this Lease are
            ---------------------
for convenience and reference only, and they shall in no may be held to explain, modify, or construe the meaning of the terms of this Lease.

     38.5   Rules and Regulations.  The rules and regulations attached as
            ---------------------
Exhibit 4 ("Rules and Regulations") are Lessor's Rules and Regulations for the
----------
Project and Buildings. Lessee shall faithfully observe and comply with such Rules and Regulations and such reasonable changes therein (whether by modification, elimination, addition or waiver) as Lessor may hereafter make and communicate in writing to Lessee, which shall be necessary or desirable for the reputation, safety, care or appearance of the Project and Buildings or the preservation of good order therein or the operation or maintenance of the Project and Buildings or the equipment thereof of the comfort of tenants or others in the Project and Buildings. Lessor agrees to equitably enforce observation and performance of the Rules and Regulations for the best interest of the Project and Buildings as a whole.

     38.6   Severability.  If any term, covenant, condition or provision of this
            ------------
Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall remain valid and enforceable to the fullest permitted by law.

     38.7   Governing Law.  This Lease shall be construed according to, and be
            -------------
governed by, the laws of the State of South Carolina.

     38.8   Time of Essence.  Time is of the essence of this Lease.
            ---------------

     38.9   Recording.  It is not intended that this Lease be recorded, but at
            ---------
the request of either party the other party shall execute a Memorandum or Short Form Lease and the Lease Shall be recorded with the requesting party paying the recording costs.

39.  ADDENDUM.  Modifications to this Agreement, if any, are presented in
     --------
Exhibit S which is attached and a part of this Lease Agreement.  In the event of
---------
any inconsistency between the provisions contained within the body of this Lease and the Addendum, the provisions of the Addendum shall control.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given, as of the day and year first above written.

                    LESSEE:  AGW Leasing Company, Inc.

Witness             By:

Witness             Date:

                    LESSOR:  Robert W. Bruce

Witness             By:

Witness             Date:

                    LESSOR:  Camperdown Company, Inc.

Witness             By:

Witness             Date: